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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at September 30, 1996       Filed
             (Unaudited, subject to adjustment)        herewith


   B1        Statement of Income and Accumulated       Filed
             Deficit for the quarter ended             herewith
             September 30, 1996 (Unaudited,
             subject to adjustment)


   C1        Statement of Cash Flows for the           Filed
             quarter ended September 30, 1996          herewith
             (Unaudited, subject to adjustment)

   B2        Statement of Income and Accumulated Deficit    Filed
             For the Twelve Months ended September 30, 1996 herewith (Unaudited, Subject to Adjustment)

   C2        Statement of Cash Flows                   Filed
             For the Twelve Months ended September 30, 1996 herewith (Unaudited, Subject to Adjustment)

   D         Kilowatt Hours Sold                       Filed
             For the Twelve Months ended September 30, 1996 herewith (Unaudited, Subject to Adjustment)